EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the use of our report dated August 3, 2004 on the May 31, 2003 and 2004 financial statements of Advanced Media Training, Inc (formerly Advanced Media, Inc.) incorporated by reference in its Registration Statement on Form S-8 dated September 17, 2004.



 /s/ Farber & Hass LLP
-------------------------
Farber & Hass LLP
Camarillo, California
September 17, 2004